UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 9, 2014

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2014, Avnet, Inc. (“Avnet”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer, The Royal Bank of Scotland plc, BNP Paribas, The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and various other lenders. The Credit Agreement provides for a five-year $1,250,000,000 senior unsecured revolving credit facility, consisting of revolving credit facilities and the issuance of up to $150,000,000 of letters of credit. Subject to certain conditions, the Credit Agreement may be increased up to $1,500,000,000. This credit facility replaces Avnet’s previous senior unsecured revolving credit facility. The new credit facility is scheduled to mature on July 9, 2019.

Loans may be made under the Credit Agreement in U.S. Dollars, Euros, Pounds Sterling, Australian Dollars, Hong Kong Dollars, Singapore Dollars, Japanese Yen and other specified currencies. Avnet’s subsidiaries may become borrowers under the Credit Agreement, subject to certain conditions including the guarantee by Avnet of the obligations of any such subsidiary borrower.

The interest rate applicable to any loan made in U.S. Dollars under the Credit Agreement is, at Avnet’s option, either LIBOR plus an “applicable margin” (as defined below), or a “base rate” (defined as the higher of (i) the Bank of America prime rate (ii) the Federal Funds rate plus 0.50% per annum and (iii) one-month LIBOR plus 1.00% per annum) plus an “applicable margin.” The “applicable margin” is determined based on the long term unsecured senior, non-credit enhanced debt ratings of Avnet by Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC. The interest rate for a loan denominated in any other currency is determined as specified under the Credit Agreement.

Avnet’s ability to borrow under the Credit Agreement is subject to certain conditions, including compliance with certain covenants and making certain representations and warranties. The failure to satisfy any of the covenants or the occurrence of other specified events that constitute an event of default could result in acceleration of the repayment obligations of Avnet under the Credit Agreement.

The description of the provisions of the Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Some or all of the parties to the Credit Agreement, or their affiliates, have in the past provided investment or commercial banking services to Avnet and its affiliates for which they received customary fees and expenses and they may provide similar services in the future.

Item 1.02 Termination of a Material Definitive Agreement.

On July 9, 2014, and in connection with the execution and delivery of the Credit Agreement described in Item 1.01 above, Avnet terminated its existing senior unsecured revolving credit facility, dated as of November 18, 2011, among Avnet, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, The Royal Bank of Scotland plc, BNP Paribas, The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agents, and various other lenders. Avnet used available liquidity to repay all indebtedness and fees outstanding thereunder. The disclosure provided under Item 1.01 above is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 above and incorporated herein by reference.

Item 8.01 Other Events.

On July 9, 2014, Avnet issued a press release announcing that Avnet had entered into the Credit Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement dated as of July 9, 2014.

99.1	Press Release of Avnet, Inc. dated July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2014	AVNET, INC. Registrant

	By:	/s/ Kevin Moriarty
		Name:	Kevin Moriarty
		Title:	Senior Vice President and Chief Financial Officer